Buffalo Wild Wings Announces Leadership Succession Plan

Sally J. Smith to Retire as President and CEO by End of Year

Board Initiates CEO Search Process

MINNEAPOLIS – JUNE 2, 2017 – Buffalo Wild Wings, Inc. (NASDAQ: BWLD) today announced that Sally J. Smith has notified the Buffalo Wild Wings Board of Directors of her decision to retire before the end of the year. Ms. Smith will continue to serve as President and Chief Executive Officer until the end of the year or until such time as a successor has been named. The Buffalo Wild Wings Board has initiated a search process and will engage a leading executive search firm to assist in identifying a successor. Ms. Smith has also withdrawn her candidacy for election to the Board in connection with the 2017 Annual Meeting of Shareholders and the Board will not be nominating a replacement for Ms. Smith.

“Sally has delivered countless contributions to Buffalo Wild Wings for more than two decades and much of our success to date is directly attributed to her leadership,” said Jerry R. Rose, Chairman of the Board of Buffalo Wild Wings. “Under her guidance and stewardship, Buffalo Wild Wings has transformed into an industry leader, and we look forward to continuing to work together to ensure a seamless transition of executive leadership.”

“I am proud of Buffalo Wild Wings’ tremendous success. We have made great strides in executing our strategic plan and continuing to innovate to stay ahead of the competition,” said Ms. Smith. “I will focus on leading Buffalo Wild Wings and driving value-creating change until we are ready to make a smooth transition. I am confident that the company, including its excellent management and Board, are solidly positioned for its next phase of growth and development. I would like to thank the entire team at the home office, in the field and in the restaurants, as well as all of our franchisees, for their hard work and commitment over our more than 20 year history together and look forward to watching the company’s next chapter of growth.”

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, is a growing owner, operator and franchisor of Buffalo Wild Wings(R) restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ(TM) to Blazin'(R). Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently more than 1,220 Buffalo Wild Wings locations around the world.

To stay up-to-date on all the latest events and offers for sports fans and wing lovers, like Buffalo Wild Wings on Facebook, follow @BWWings on Twitter and visit www.BuffaloWildWings.com.

Cautionary Statement Regarding Certain Information

This communication contains “forward-looking statements” within the meaning of the federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statement that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including the factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 25, 2016, as updated or supplemented by subsequent reports we file with the SEC. We do not assume any obligation to publicly update any forward-looking statement after they are made, whether as a result of new information, future events or otherwise.

Important Information

Buffalo Wild Wings, Inc., its directors and certain of its executive officers and employees are participants in the solicitation of proxies from Buffalo Wild Wings shareholders in connection with its 2017 annual meeting of shareholders to be held on June 2, 2017. Information concerning the identity and interests of these persons is available in the definitive proxy statement Buffalo Wild Wings filed with the SEC on April 21, 2017.

Buffalo Wild Wings has filed a definitive proxy statement in connection with its 2017 annual meeting. The definitive proxy statement, any amendments thereto and any other relevant documents, and other materials filed with the SEC concerning Buffalo Wild Wings are (or will be, when filed) available free of charge at http://www.sec.gov and http://ir.buffalowildwings.com. Shareholders should read carefully the definitive proxy statement and any other relevant documents that Buffalo Wild Wings files with the SEC when they become available before making any voting decision because they contain important information.

Contacts

Buffalo Wild Wings, Inc.
Investor Relations Contact:
Heather Pribyl, 952-540-2095

Additional Investor Contact

MacKenzie Partners, Inc.
Bob Marese / Paul Schulman
212-929-5500

Media

Joele Frank, Wilkinson Brimmer Katcher
Meaghan Repko / Nick Lamplough
212-355-4449